Exhibit 10.7

[YEAR] PERFORMANCE STOCK UNIT AWARD AGREEMENT

Pursuant to the

FINANCIAL INSTITUTIONS, INC.

2015 LONG-TERM INCENTIVE PLAN

Name of Participant:

Date of Grant:

Number of Restricted Stock Units:

Service Period:	The three-year period beginning on [DATE] and ending on [DATE]

Earned RSUs and Vesting Schedule:	The Number of Restricted Stock Units set forth above shall become Earned RSUs based on the achievement of the applicable Performance Goals during the applicable Performance Period and shall vest based on completion of the Service Period in accordance with Exhibit A.

This PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of [DATE], is made between Financial Institutions, Inc. (the “Company”) and the above-named individual (the “Participant”) to record the grant to the Participant of a Performance Stock Unit Award (the “Award”) on the Date of Grant set forth above pursuant to Section 6.5 and Section 6.6 of the Financial Institutions, Inc. 2015 Long-Term Incentive Plan (the “Plan”). The Award is intended to qualify as “performance-based compensation” under Code Section 162(m), and will be interpreted and administered accordingly. Capitalized terms not defined in this Agreement shall have the meaning given to such terms under the Plan.

The Company and the Participant hereby agree as follows:

Section 1. Grant of Restricted Stock Units. The Company hereby grants to the Participant, as of the Date of Grant, subject to and in accordance with the terms and conditions of the Plan and this Agreement, a Performance Stock Unit Award for the Number of Restricted Stock Units set forth above (the “Restricted Stock Units”).

Section 2. Achievement and Vesting of Restricted Stock Units. Subject to Section 4 below, and the achievement of the applicable Performance Goals during the applicable Performance Period (both as set forth on Exhibit A), provided that the Participant provides substantial services and remains in continuous employment with the Company or a Subsidiary through the end of the Service Period set forth above, the Earned RSUs shall vest on the last day of the Service Period. Except as otherwise provided by Section 4 below, if the Participant ceases to provide substantial services or remain in continuous employment with the Company or a Subsidiary for any reason before the completion of the Service Period, the unvested Restricted Stock Units shall be immediately forfeited. Notwithstanding the foregoing, before the Award will be earned and paid, the Committee must determine and certify in accordance with the requirements of Code Section 162(m) that the Performance Goals and other material terms of the Award have been satisfied, and if applicable, the level of performance achieved.

Section 3. Timing and Form of Payout. Except as otherwise provided by Section 4 below and subject to Section 8 below, as soon as practicable following the last day of the Service Period (the “Payment Date”), but no later than the end of the calendar year in which the Payment Date occurs or if later, by the 15th day of the third month following the Payment Date, the vested Earned RSUs shall be paid to the Participant, at the Company’s option (i) by the Company delivering to the Participant a number of shares of Common Stock equal to the number of vested Earned RSUs as of the Payment Date or (ii) in a lump sum cash payment equal in the aggregate to the Fair Market Value of a share of Common Stock on the Payment Date multiplied by the number of such vested Earned RSUs as of the Payment Date. If the Earned RSUs are paid in shares of Common Stock, the Company shall issue the shares of Common Stock either (a) in certificate form or (b) in book entry form, registered in the name of the Participant. Notwithstanding anything herein to the contrary, the Company shall have no obligation to issue shares of Common Stock in payment of the Earned RSUs unless such issuance and such payment shall comply with all relevant provisions of law and the requirements of any Stock Exchange on which the shares of Common Stock are traded.

Section 4. Effects of Certain Events.

(a)	Change in Control. Subject to the terms of the Plan, if prior to the completion of the Service Period set forth above there is a Change in Control:

(i)	if Replacement Awards are not provided to the Participant to replace unvested Restricted Stock Units, then the number of the Participant’s Earned RSUs shall be determined at the target level of performance, and such Earned RSUs shall vest as of such date. If the Change in Control qualifies as a “change in control” for purposes of Code Section 409A, then subject to Section 8 below, such vested Earned RSUs shall be paid to the Participant as soon as practicable following the Change in Control, but no later than the end of the calendar year in which the Change in Control occurs, or if later, by the 15th day of the third month following the Change in Control. Otherwise such vested Earned RSUs shall be paid at the time specified under Section 3 above.

(ii)	if Replacement Awards are provided to the Participant to replace unvested Restricted Stock Units, then in the event of the Participant’s Involuntary Termination during the period of two (2) years immediately following the Change in Control, the number of Earned Shares under such Replacement Awards shall be determined at the target level of performance, and such Earned RSUs shall vest as of such date, and subject to Section 8 below, shall be paid to the Participant as soon as practicable following the Involuntary Termination, but no later than the end of the calendar year in which the Involuntary Termination occurs, or if later, by the 15th day of the third month following the Involuntary Termination.

(b)	Death or Disability. If during the Service Period, the Participant’s employment with the Company or a Subsidiary terminates due to death or Disability, then performance shall be determined as of the date of the Participant’s termination of employment due to death or Disability, and the Earned RSUs, if any, from such performance, subject to Section 8 below, shall vest and be paid to the Participant (or in the event of the Disability of the Participant, to the legal representative of the Participant, or in the event of the death of the Participant, to the legal representative of the Participant’s estate, or if no legal representative has been appointed, to the successor in interest determined under the Participant’s will) on a pro-rata basis as soon as practicable following the Participant’s termination of employment due to death or Disability, but no later than the end of the calendar year in which the termination of employment due to death or Disability occurs, or if later, by the 15th day of the third month following the termination of employment due to death or Disability. The pro-rata portion shall be determined by multiplying the number of Earned RSUs by a fraction, the numerator of which is the number of completed months in the Service Period during which the participant was employed by the Company or a Subsidiary, and the denominator of which is the number of months in the Service Period.

(c)	Retirement. If a Participant terminates employment during the Service Period due to Retirement, then the Award shall continue and a pro-rata number of Earned RSUs shall vest and be paid at the time and form of payment specified by Section 2 and Section 3 above based on actual performance through the end of the applicable Performance Period. Unless Exhibit A provides otherwise, the pro-rata portion shall be determined by multiplying the number of Earned RSUs by a fraction, the numerator of which is the number of completed months in the Service Period during which the participant was employed by the Company or a Subsidiary, and the denominator of which is the number of months in the Service Period.

“Retirement” shall mean the resignation or voluntary termination of employment after attainment of age 65 and ten or more years of service with the Company or a Subsidiary.

Section 5. Dividend Equivalents. No dividend equivalents shall accrue or be paid to the Participant with respect to any Restricted Stock Units.

Section 6. Rights as Shareholder. In addition to the transfer and other restrictions set forth elsewhere in this Agreement and in the Plan, the Participant, as holder of the Restricted Stock Units, shall not possess any rights of a holder of Common Stock (including voting and dividend rights) with respect to the shares of Common Stock underlying such Restricted Stock Unit Award until such time as the Restricted Stock Unit Award vests, is paid and the shares of Common Stock are issued to the holder of the Restricted Stock Unit Award.

Section 7. No Transferability. The Restricted Stock Units may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated other than by will or the laws of descent and distribution. Earned RSUs shall be payable only to the Participant during the Participant’s lifetime, or in the event of the Disability of the Participant, to the Participant or the legal representative of the Participant, or in the event of the death of the Participant, to the legal representative of the Participant’s estate, or if no legal representative has been appointed to the successor in interest determined under the Participant’s will.

Section 8. Withholding Taxes. As a condition of and prior to the payout of any Restricted Stock Units, the Company shall be entitled to require the Participant to remit to the Company an amount sufficient to satisfy the amount of any federal, state, or local taxes required to be withheld with respect to the vesting and payout of the Earned RSUs, or any other taxable event related thereto. The Committee may permit the Participant to make such payment in any form or manner authorized by the Committee in its sole discretion, including, but not limited to one or more of the forms specified below:

(a)	U.S. dollars by personal check, bank draft, or money order payable to the Company, by money transfer or direct account debits;

(b)	Delivery to the Company of a number of shares of Common Stock having an aggregate fair market value of not less than the minimum tax withholding required for the Award;

(c)	Involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T;

(d)	A cashless exercise if and to the extent permissible by applicable law; or

(e)	Any combination of the above forms and methods.

In the event the Participant fails to provide timely payment of all sums required by the Company pursuant to this Section 8, the Company shall have the right and option, but not obligation, to treat such failure as an election by the Participant to provide all or any portion of such required payment by means of tendering vested shares of Common Stock.

Section 9. Adjustments. As provided by the Plan, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, recapitalization, or any other increase or decrease in the number of outstanding shares of Common Stock effected without consideration to the Company, the specified number of Restricted Stock Units shall be proportionately adjusted to prevent dilution or enlargement of the rights granted to, or available for, the Participant hereunder. Furthermore, if and to the extent permissible for purposes of the “performance-based compensation” exception under Code Section 162(m), the Committee shall adjust the Performance Goals to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company, or any other similar special circumstances, including the issuance of a significant number of shares of Common Stock.

Section 10. No Employment Rights. Nothing in the Plan or this Agreement confers upon the Participant any right with respect to continuance of employment by the Company or any of its Subsidiaries, or affects the right of the Company or any of its Subsidiaries may have to terminate the Participant’s employment at any time.

Section 11. Coordination with Plan. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof including any that may conflict with those contained in this Agreement.

Section 12. Notices. All notices to the Company shall be in writing and sent to the Company’s Director of Human Resources at the Company’s offices. Notices to the Participant shall be addressed to the Participant at the Participant’s address as it appears on the Company’s records.

Section 13. Amendment. The Company may alter, amend or terminate this Agreement only with the Participant’s consent, except as otherwise expressly provided by the Plan or this Agreement.

Section 14. Governing Law. This Agreement shall be governed by the laws of the State of New York to the extent not preempted by federal law, without reference to principles of conflict of laws, and construed accordingly.

Section 15. Compensation Recovery Policy. Notwithstanding any other provision of this Agreement to the contrary, any Restricted Stock Units granted and/or shares of Common Stock issued hereunder, and/or any amount received with respect to any sale of any such shares of Common Stock, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s compensation recovery policy, if any, or any similar policy that the Company may adopt from time to time (the “Policy”). The Participant agrees and consents to the Company’s application, implementation and enforcement of (i) the Policy that may apply to the Participant and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, including, but not limited to Section 10D of the Exchange Act, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.

Section 16. Excise Tax Cap. In the event that a Participant becomes entitled to any payment or benefit under this Agreement (such benefits together with any other payments or benefits payable to the Participant under any other agreement with the Participant, or plan or policy of the Company, are referred to in the aggregate as the “Total Payments”), if all or any part of the Total Payments will be subject to the tax imposed by Code Section 4999, or any similar tax that may hereafter be imposed (the “Excise Tax”), then:

(a)	Within 30 days following the Participant’s termination of employment, the Company will notify the Participant in writing: (1) whether the payments and benefits under this Agreement, when added to any other payments and benefits making up the Total Payments, exceed an amount equal to 299% of the Participant’s “base amount” as defined in Code Section 280G(b)(3) (the “299% Amount”); and (2) the amount that is equal to the 299% Amount.

(b)	The payments and benefits under this Agreement shall be reduced such that the Total Payments do not exceed the 299% Amount, so that no portion of the payments and benefits under this Agreement will be subject to the Excise Tax. Any payment or benefit so reduced will be permanently forfeited and will not be paid to the Participant.

(c)	The calculation of the 299% Amount and the determination of how much the Participant’s payments and benefits must be reduced in order to avoid application of the Excise Tax will be made by the Company’s public accounting firm prior to the Participant’s termination of employment, which firm must be reasonably acceptable to the Participant (the “Accounting Firm”). The Company will cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and the Participant. Notice must be given to the Accounting Firm within 15 business days after an event entitling the Participant to a payment under this Agreement. All fees and expenses of the Accounting Firm will be borne solely by the Company.

(d)	For purposes of making the reduction of amounts payable under this Agreement, such amounts will be eliminated in compliance with the requirements of Code Section 409A, to the extent applicable.

Section 17. Section 409A. This Agreement and the Restricted Stock Units hereunder are intended to comply with Code Section 409A, and this Agreement shall be administered and interpreted consistent with such intention. Notwithstanding the foregoing, the Company makes no representations to the Participant regarding the taxation of the Restricted Stock Units under this Agreement, including, but not limited to, the tax effects of Code Section 409A, and the Participant shall be solely responsible for the taxes imposed upon him or her with respect to the Restricted Stock Units. References to “termination of employment” and similar terms used in this Agreement mean, to the extent necessary to comply with Code Section 409A, the date that the Participant first incurs a “separation from service” within the meaning of Code Section 409A. Notwithstanding anything in this Agreement to the contrary, if at the time of the Participant’s separation from service, the Participant is a “specified employee” for purposes of Code Section 409A, and payment under this Agreement as a result of such separation from service is required by Code Section 409A to be delayed by six months, then the Company shall make such payment on the day following the six-month anniversary of the Participant’s separation from service to the extent required to comply with Code Section 409A.

IN WITNESS WHEREOF, the Company and the Participant have caused this Agreement to be executed on the date set forth opposite their respective signatures, but effective as of the Date of Grant.

Dated:	FOR THE COMPANY:

By:
Name:
Title:

Dated:	PARTICIPANT:

By:
Name:

EXHIBIT A

PERFORMANCE PERIOD AND PERFORMANCE GOALS

Performance Period

The three-year period beginning on January 1, [YEAR] and ending on December 31, [YEAR].

Performance Goals

XXX

Definitions.

XXX

Pro-Ration of Earned RSUs

XXX